SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                 Motorola, Inc.

                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                                Icahn Onshore LP
                                CCI Onshore Corp.
                          Icahn Partners Master Fund LP
                       Icahn Partners Master Fund II L.P.
                       Icahn Partners Master Fund III L.P.
                                Icahn Offshore LP
                               CCI Offshore Corp.
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                  Carl C. Icahn

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

     Mr. Icahn has issued a press release today, a copy of which is filed herewith as Exhibit 1.


SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, AS AMENDED, RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND CERTAIN OF HIS AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. FOR USE AT ITS ANNUAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE AMENDED DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                                                       EXHIBIT 1


ISS RECOMMENDS STOCKHOLDERS OF MOTOROLA (NYSE:MOT) VOTE FOR

CARL ICAHN ON THE GOLD PROXY CARD




New York, NY, April 25, 2007 - Carl C. Icahn today announced that Institutional Shareholder Services (ISS) has recommended that stockholders of Motorola, Inc. vote their shares FOR the election of Mr. Icahn to the Motorola board of directors on the GOLD proxy card at Motorola's May 7, 2007 Annual Meeting of Stockholders. ISS, one of the nation's leading independent proxy voting advisors, provides voting recommendations to more than 1,500 major institutional funds, mutual funds and fiduciaries.

Noting that "MOT has significantly underperformed its peers over recent quarters and by most accounts is expected to struggle the remainder of the year," ISS concluded that "Icahn has a positive track record for creating shareholder value across a diverse universe of industries" and that "the financial and operational performance of the company and the dissident's skill set and track record establish both the need for change and the dissident's ability to effect change."(1)

"I am gratified that ISS has seen the need for significant stockholder representation on the Motorola board." stated Mr. Icahn. "Motorola has great potential but has recently made some unfortunate decisions. I expect that the broad experience and proven abilities I can bring to the board will benefit Motorola stockholders as the Company works through its problems. The questions I would ask, the conclusions I would reach and the positions I would adopt in the Motorola boardroom would all be grounded in the fact that I am an owner of Motorola and am solely interested in what is best for the Company and it stockholders."

Stockholders who have previously voted Motorola's white proxy card have every right to change their vote and can do so by voting the GOLD proxy by telephone, by Internet or by signing, dating and returning the GOLD card today. Anyone needing assistance in voting their shares may contact Mr. Icahn's proxy solicitor, Innisfree M&A Incorporated, toll-free at 877-825-8772.

CONTACT: Susan Gordon (212) 702-4309

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, AS AMENDED, RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND CERTAIN OF HIS AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. FOR USE AT ITS ANNUAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE AMENDED DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.


-------------------------
(1) Permission from the author has been neither sought nor obtained for the use of these quotations.